EXHIBIT 24.1


                              POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESIS PRESENTS, we, the undersigned officers and directors of Technology Research Corporation. hereby severally constitute and appoint Scott Loucks acting as an attorney-in fact with the full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement and in file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated.


Signatures                    Title                                Date

/s/ Robert S. Wiggins         Chairman of the Board of Directors,
    Robert S Wiggins          Chief Executive Officer           July 19, 2002


/s/ Raymond H. Legatti
    Raymond H. Legatti        President and Director            July 19, 2002


/s/ Raymond B. Wood           Director (Sr. VP of Government
    Raymond B. Wood           Operations & Marketing)           July 19, 2002


/s/ Gerry Chastelet
    Gerry Chastelet           Director                          July 19, 2002


/s/ Martin L. Poad
    Martin L. Poad            Director                          July 23, 2002